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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): August 23, 1995


                           Dynamic International, Ltd.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                  Nevada                          93-1215401
(STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)




58 Second Avenue, Brooklyn NY                           11215
-----------------------------                           -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


Registrant's telephone number, including area code: (718) 369-4160



Dynamic Classics, Ltd., 230 Fifth Avenue, New York, NY 10001
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.

         Pursuant to the Plan (as defined under item 3 of this Report) Registrant (as defined under item 5 of this Report) will issue an aggregate of 14,880,000 shares of Common Stock (the "Common Stock") to a family trust (the "Trust") controlled by family members of Mr. Marton Grossman, which will be holding the Common Stock for the benefit of certain of Mr. Grossman's relatives. Mr. Grossman is the sole shareholder of MG Holding Corp. ("MGH Corp."). The Common Stock was issued in satisfaction of a claim by MGH Corp in the amount of $6,822,529 under the Bankruptcy Code and under the terms of the Plan. As a result of this transaction, the Trust is the beneficial owner of approximately 93% of the issued and outstanding Common Stock. Mr. Grossman will assume the position of Chairman and President of Registrant.

         See Item 3 for additional disclosures.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         (a) On August 23, 1995 Registrant filed a petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Court") and an order for relief was simultaneously entered therewith.

         (b) On May 23, 1996, the Court entered an order confirming Registrant's Second Amended and Modified Plan of Reorganization which was filed with the Court on February 22, 1996 (as subsequently modified, the "Plan"). Under the Plan, claims against Registrant were divided into seven classes. Registrant's largest creditor, MGH Corp., which is wholly-owned by Mr. Marton Grossman, was the holder of a secured claim in the amount of $6,822,529. MGH Corp.'s claim was secured by a first lien and security interest on substantially all of Registrant's assets.

         Under the terms of the Plan and at the direction of MGH Corp., Registrant will issue to the Trust an aggregate of 14,880,000 shares of Common Stock in full satisfaction of the secured claim. Certain unsecured creditors will be issued an aggregate of 800,000 shares of Common Stock on a pro rata basis (in addition to a cash payment equal to 5% of each such person's allowed claim). In addition, the prior shareholders of Registrant will be issued an aggregate of 320,000 shares of Common Stock on a pro rata basis, representing approximately 18 shares for each 100 shares of Common Stock owned by them. All previously issued and outstanding shares have been cancelled. As a result of the consummation of the Plan, the Trust is the beneficial owner of approximately 93% of the outstanding Common Stock with the balance owned by the Registrant's prior shareholders and certain previous creditors.

         Registrant has also issued to MGH Corp. a promissory note in the principal amount of $1,205,109 in repayment of certain debtor-in-possession financing provided by MGH Corp. pursuant to court order. The note accrues interest at the rate of prime plus one
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percent and is payable in 24 equal monthly installments of
principal and interest. The note is secured by all of Registrant's assets.

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         (a) On June 26, 1996, Registrant terminated its relationship with Hoberman, Miller & Co., P.C. as its independent accountants ("Hoberman"). During the period of their engagement from June 30, 1973 until June 26, 1996, there were no disagreements between Registrant and Hoberman on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement if not resolved to the satisfaction of Hoberman would have caused them to make reference to the subject matter of the disagreement in connection with any report that was to have been, or will be, prepared for Registrant.

         (b) On July 11, 1996 the Board of Directors of Registrant appointed Moore Stephens, P.C. as its independent accountants, subject to ratification by Registrant's shareholders.

ITEM 5.           OTHER EVENTS.

         Effective August 8, 1996, Dynamic Classics, Ltd. ("DCL"), a Delaware corporation registered under the Securities Exchange Act of 1934, as amended, merged with and into Dynamic International, Ltd., a newly formed Nevada corporation ("DIL"), for the sole purpose of changing DCL's state of incorporation from Delaware to Nevada (the "Merger"). The capital structure and the balance sheet of the combined entity immediately after the Merger were substantially the same as those of DCL immediately prior to the Merger. The Merger had been contemplated under the Plan and therefore, in accordance with
Section 303 of the Delaware General Corporation Law, was consummated without further stockholders action.

         DCL and DIL, which pursuant to the terms of the Merger emerged as the surviving entity, are collectively referred to in this Report as the Registrant.
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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)      Financial Statements

         Financial Statements will be filed by amendment to this Form 8-K.

         (c)      Exhibits

         1. Registrant's Second Amended and Modified Plan of Reorganization dated February 22, 1996 (the "Plan")

         2. Errata Sheet and Correction Statement with respect to the Plan dated May 7, 1996

         3.       Order Confirming the Plan dated May 23, 1996

         4. Letter by independent accountants in connection with the disclosure under item 4 of this Report.
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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: September 27, 1996



                                           DYNAMIC INTERNATIONAL, LTD.


                                           By:  /s/ Marton Grossman
                                               ----------------------------
                                               Marton B. Grossman, President